UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2016

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously reported on a Form 8-K filed by Nuo Therapeutics, Inc. (the “Company”), on January 26, 2016, the Company filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), which is being administered under the caption “In re: Nuo Therapeutics, Inc.”, Case No. 16-10192 (MFW) (the “Chapter 11 Case”). On May 5, 2016 (the “Effective Date”), the Company's Modified First Amended Plan of Reorganization (as confirmed, the “Plan”) went effective under the terms applicable to “Scenario A” as set forth in the Plan, as reported on a Form 8-K filed on May 10, 2016.

On November 11, 2016, the Company filed its unaudited Quarterly Operating Report for the period between July 1, 2016 and September 30, 2016 (the “Quarterly Operating Report”) with the Bankruptcy Court. The financial statements in the Quarterly Operating Report were not audited, were not prepared in accordance with accounting principles generally accepted in the United States and are in a format prescribed by applicable bankruptcy laws and regulations. The Company cautions investors and potential investors not to place undue reliance on the information contained in the Quarterly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Quarterly Operating Report has been prepared solely for the purpose of complying with the reporting requirements of the Office of the United States Trustee. The Quarterly Operating Report is limited in scope and only covers a limited time period. The information set forth in the Quarterly Operating Report should not be viewed as indicative of future results.

There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Quarterly Operating Report is complete. The Quarterly Operating Report may be subject to future adjustment and reconciliation. The Quarterly Operating Report may also contain information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or results of operations for the period that are reflected in the Company’s financial statements or in its reports filed pursuant to the Exchange Act, including its Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission on November 14, 2016 (the “Q3 Form 10-Q”). Investors are urged to consult the Company’s Q3 Form 10-Q for the Company’s financial condition and results of operations for the periods ended September 30, 2016.

A copy of this Quarterly Operating Report is attached as Exhibit 99.1 hereto and incorporated herein by reference. The Quarterly Operating Report annexed as Exhibit 99.1 hereto shall not be deemed an admission as to the materiality of any information disclosed therein.

The Company notes that trading in its pre-bankruptcy shares of common stock (the “Old Shares”) has ceased, and such Old Shares were cancelled in their entirety as of the Effective Date. Subject to the terms of the Plan, record holders of Old Shares have been issued new shares of the Company's common stock ( “New Shares”), provided such holders submitted the necessary documentation (including release) in accordance with the terms of the Plan.

The New Shares are not yet eligible for trading on an OTC market. The Company is working with its advisors to obtain FINRA approval for trading, and to obtain eligibility through the Depository Trust Company for electronic distribution of shares to brokerage accounts.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including without limitation its expectations with respect to obtaining FINRA approval for trading of its New Shares, and to obtaining eligibility through the Depository Trust Company for electronic distribution of shares to brokerage accounts. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Quarterly Operating Report for the period between July 1, 2016 and September 30, 2016, filed with the United States Bankruptcy Court for the District of Delaware on November 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: November 17, 2016